1 MILLERKNOLL, INC. 2020 LONG-TERM INCENTIVE PLAN GLOBAL STOCK OPTION AGREEMENT Participant: [INSERT NAME] Award Date: [INSERT AWARD DATE] Number of Stock Options: [INSERT TOTAL OPTIONS] Option Price: [INSERT PURCHASE PRICE] Expiration Date: [INSERT EXPIRATION DATE] This certifies that MillerKnoll, Inc. (the “Company”) has on the date set forth above (the “Award Date”) granted to the individual named above (the “Participant”) a non-qualified stock option (the “Award”) under the MillerKnoll, Inc. 2020 Long-Term Incentive Plan (the “Plan”) as summarized above and as detailed in the Executive Compensation Equity Award Notice (the “Award Notice”) reflected in the web portal maintained by E*TRADE Financial Corporate Services, Inc. (the “Stock Plan Service Provider”). The Award is subject to the terms and conditions set forth in this Global Stock Option Agreement (the “Award Agreement”). A copy of the Plan and the U.S. prospectus for the Plan Prospectus has been delivered or otherwise made available to the Participant. The Plan is incorporated into this Award Agreement by reference, and in the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will govern; provided, however, that definitions under this Award Agreement shall govern. Any capitalized terms not defined herein will have the meaning set forth in the Plan. For purposes of this Award Agreement, “Employer” shall mean the Subsidiary that employs the Participant (to the extent the Participant is not directly employed by the Company). 1. Option. Pursuant to the Plan and this Award Agreement, the Participant has the option to purchase the number of shares of Common Stock (the “Option Shares”) on the terms and conditions herein set forth (the “Option”). This Option shall not be designated as an incentive stock option for purposes of qualifying as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. 2. Option Price. The Option Price of the Option Shares covered by this Award Agreement shall be the per share price shown above (the “Option Price”). 3. Term of Option. This Option shall expire on the date set forth above subject to earlier termination as provided in subsequent sections of this Award Agreement (the “Expiration Date”). 4. Participant’s Employment. The Participant’s employment with the Employer, subject to the provisions of any written contract between the Employer and the Participant, and this Award Agreement shall not impose on the Company or the Employer any obligation to retain the Participant in its employ for any period. In the event of the termination of employment of the Participant for any reason prior to full vesting, this Award Agreement shall terminate,

2 except to the extent that this Option is exercisable as provided in Sections 8 or 9. 5. Exercise of Option. (a) Except as provided in Section 8 and 9, this Option may be exercised and Option Shares may be purchased in accordance with the vesting schedule set forth in Section 5(b) below. Subject to that vesting schedule, this Option may be exercised at any time during the term of this Award Agreement, by written notice to the Company (or by following such other exercise procedures as may be established by the Company from time to time). The notice shall state the number of Option Shares with respect to which the Option is being exercised, shall be signed by the person exercising this Option, and shall be accompanied by payment of the full purchase price of the shares. This Award Agreement shall be submitted to the Company with the notice for purposes of recording the shares being purchased, if exercised in part, or for purposes of cancellation if all shares then subject to this Option are being purchased. In the event this Option shall be exercised pursuant to Section 8(e) hereof by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. Payment of the purchase price shall be made by: (a) cash, check, bank draft, or money order, payable to the order of the Company; (b) the delivery by the Participant of unencumbered shares of Common Stock already owned by the Participant for at least six (6) months, with a Fair Market Value on the date of exercise equal to the aggregate Option Price of the Option Shares to be purchased; or (c) reduction in the number of Option Shares issuable upon exercise (based on the Fair Market Value of the Option Shares on the last trading date preceding payment as determined by the Committee), (d) payment under a cashless exercise program approved by the Company or through a broker-dealer sale and remittance procedure acceptable to the Company; or (e) a combination of (a), (b), (c) and (d). Upon exercise of all or a portion of this Option, the Company shall deposit the applicable number of Option Shares into the Participant’s brokerage account with the Stock Plan Service Provider. (b) Vesting Schedule. Subject to the terms and conditions of this Option, the Option shall vest and become exercisable by the Participant as set forth in the Award Notice. (c) Automatic Exercise Upon Expiration. Notwithstanding any other provision of this Award Agreement (other than this Section 5(c)), on the last trading day on which all or a portion of the outstanding Option may be exercised, if as of the close of trading on such day the then Fair Market Value of a share of Common Stock exceeds the per share Option Price of the Option by at least $.01 (such expiring portion of the Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Participant will be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it is then vested and has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section 5(c); provided that, if such automatic exercise would result in the issuance of less than one whole share of Common Stock to the Participant following the reduction for the Option Price and withholding described in the following sentence, then the Option shall not be automatically exercised pursuant to this Section 5(c). In the event of an automatic exercise pursuant to this Section

3 5(c), the Company will reduce the number of Option Shares issued to the Participant upon such automatic exercise of the Auto-Exercise Eligible Option in an amount necessary to satisfy (1) the Participant’s Option Price obligation for the Auto-Exercise Eligible Option, and (2) the applicable federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements arising upon the automatic exercise in accordance with the procedures of Section 15.3 of the Plan (unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Common Stock as determined in accordance with the Plan. The Participant may notify the Plan record-keeper in writing in advance that the Participant does not wish for the Auto-Exercise Eligible Option to be exercised and, if such advance notification is provided, the automatic exercise shall not apply. This Section 5(c) shall not apply to the Option to the extent that this Section 5(c) causes the Option to fail to qualify for favorable tax or accounting treatment under applicable law or accounting standards. In its discretion, the Company may determine to cease automatically exercising some or all stock options, including the Option, at any time. The Participant understands, acknowledges, agrees and hereby stipulates that the automatic exercise procedure pursuant to this Section 5(c) is provided solely as a convenience to the Participant as protection against the Participant’s inadvertent failure to exercise all or any portion of an in-the-money Option that is vested and exercisable before such Option expires under this Award Agreement. Because any exercise of all or any portion of the Option is solely the Participant’s responsibility, the Participant hereby waives and releases and agrees to indemnify and hold the Company harmless from and against any and all claims of any kind whatsoever against the Company and/or any other party (including without limitation, the Committee and the Company’s employees and agents) arising out of or relating to the automatic exercise procedure pursuant to this Section 5(c) (or any failure thereof), including without limitation any resulting individual income tax, penalty and/or interest liability and/or any other liability if the automatic exercise of the Option does occur, or does not occur for any reason or no reason whatsoever and/or the Option actually expires. 6. Tax Withholding. (a) Regardless of any action the Company or the Employer takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related-items (“Tax Related-Items”), the Participant acknowledges that the ultimate liability for all Tax Related-Items associated with the Option is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax Related-Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-

4 Items in more than one jurisdiction. (b) Prior to the delivery of any Option Shares upon exercise of the Option, if the Participant’s country of residence (and/or the Participant’s country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of shares of Common Stock otherwise issuable upon exercise of the Option that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld. In cases where the Fair Market Value of the number of shares of Common Stock withheld is greater than the Tax-Related Items required to be withheld, the Company shall make a cash payment to the Participant equal to the difference as soon as administratively practicable. The cash equivalent of the Option Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company may permit the Participant to tender payment of the Tax-Related Items to the Company (i) in the form of cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) in the form of unencumbered shares of Common Stock already owned by the Participant for at least six (6) months, (iii) causing the broker to sell from the number of Option Shares to be issued to the Participant having an aggregate Fair Market Value necessary to satisfy the amount of Tax-Related Items due, or (iv) by having the Company or the Employer withhold the Tax-Related Items required to be withheld with respect to the Option Shares in cash from the Participant’s regular salary/wages, or from any other amounts payable to the Participant. In the event the withholding requirements for Tax-Related Items are not satisfied through any of the foregoing methods, no Option Shares will be issued to the Participant (or the Participant’s estate) upon exercise of the Option unless and until satisfactory arrangements have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and the Employer determine, in their sole discretion, must be withheld or collected with respect to such Option. (c) Depending on the withholding method, the Company may withhold or account for Tax Related-Items by considering maximum applicable rates to the extent permitted by the Plan, in which case the Participant may receive a refund of any over- withheld amount in cash from the applicable taxing authority and will have no entitlement to the Share equivalent. If the obligation for Tax Related-Items is satisfied by withholding in Option Shares, for tax purposes, the Participant shall be deemed to have been issued the full member of Option Shares issued upon exercise of the Options notwithstanding that a member of the Option Shares are held back solely for the purpose of paying the Tax Related-Items. (d) By accepting the Option, the Participant expressly consents to the foregoing methods of tax withholding for Tax-Related Items associated with the Option. All other Tax-Related Items related to the Option and any shares of Common Stock delivered in payment thereof are the Participant’s sole responsibility. 7. Restriction on Transfer. This Option shall not be sold, assigned, transferred, pledged hypothecated or otherwise disposed of by the Participant otherwise than by will or the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company.

5 8. Termination of Employment. (a) Termination of Employment for Reasons Other Than Retirement, Disability or Death. In the event the Participant ceases to be employed by the Company or the Employer for any reason other than Retirement (as defined below) or on account of Disability or death, this Option shall, to the extent rights to purchase shares hereunder have vested at the date of such termination and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following cessation of the Participant’s employment, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise. (b) Termination of Employment for Retirement Prior to Full Vesting. If the Participant ceases to be employed by the Company or the Employer by reason of Retirement prior to the full vesting of the Option Shares under Section 5(b) above and subject to the Participant’s compliance with the covenants set forth in Section 12 below, if (1) the date of Retirement occurs on or after the first anniversary of the Award Date, this Option shall vest in accordance with the schedule set forth in Section 5(b) above, or (2) if the date of Retirement occurs before the first anniversary of the Award Date, the number of Option Shares subject to this Option shall be deemed vested by multiplying that number of Option Shares by a fraction, the numerator of which shall be the number of days that the Participant was employed by the Company or the Employer from the Award Date until the date of Participant’s Retirement, and the denominator of which shall be the number of days in the first 12 months after the Award Date. “Retires” or “Retirement” means the Participant’s resignation on or after attaining (A) age 55 and 5 or more years of service, or (B) 30 or more years of service. For clarity, a Company- initiated termination of the employment of the Participant shall not be considered a “Retirement”. Subject to the Participant’s compliance with the covenants set forth in Section 12 below, this Option shall, to the extent rights to purchase shares hereunder have vested, be exercisable, in whole or in part, at any time within the period of five (5) years following the date of Retirement subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise. If the Participant dies after such Retirement, this Option shall be exercisable in accordance with Section 8(e) hereof. (c) Termination of Employment for Retirement After Full Vesting. If the Participant ceases to be employed by the Company or the Employer by reason of Retirement after the full vesting of the Option Shares under Section 5(b) above, this Option shall be exercisable, in whole or in part, at any time within the period of five (5) years following the date of Retirement, subject, however, to prior expiration of the term of this Option and any of the limitations upon its exercise in effect at the date of exercise. If the Participant dies after such Retirement, this Option shall be exercisable in accordance with Section 8(e) hereof. (d) Termination of Employment for Disability. If the Participant ceases to be employed by the Company or the Employer by reason of Disability, this Option shall, to the extent rights to purchase shares hereunder have vested as of the date of such

6 Disability and have not been fully exercised, be exercisable, in whole or in part, at any time within the period of five (5) years following such termination of employment, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise. If the Participant dies after such Disability, this Option shall be exercisable in accordance with Section 8(e) hereof. (e) Termination of Employment Because of Death. In the event of the Participant’s death, this Option shall, to the extent rights to purchase shares hereunder have vested at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Participant’s estate, by any person or persons who shall have acquired this Option directly from the Participant by bequest or inheritance at any time during the following periods: (i) if the Participant dies while employed by the Company, at any time within five (5) years after the date of death, or (ii) if the Participant dies during the extended exercise period following termination of employment specified in Section 8(b), (c), or (d) above, at any time within the longer time of such extended period or one year after the date of death, subject, however, in each case, to the prior expiration of the term of this Option and any other limitations on the exercise of such Option in effect at the date of exercise. (f) Termination of Option. If this Option is not exercised within whichever of the exercise periods specified in Sections 8(a), (b), (c), (d) or (e) is applicable, this Option shall terminate upon expiration of such exercise period. (g) For purposes of this Award Agreement, the Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or a Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Participant’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law) and in the event of the Participant’s termination of employment (whether or not in breach of applicable labor laws), the Participant’s right to exercise any Option after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under applicable law. Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Employer from the Company or another Subsidiary (whether by transfer of shares, assets or otherwise) such that the Employer no longer constitutes a Subsidiary will constitute a termination of employment or service. (h) If the Participant is a resident or employed in a country that is a member of the European Union, the grant of the Option and this Award Agreement is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent

7 that a court or tribunal of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law. 9. Change in Control. Notwithstanding any term to the contrary in this Award Agreement or the Plan, if, within two (2) years following a Change in Control, the Participant’s employment (a) is terminated without Cause, (b) terminates with Good Reason, or (c) terminates under circumstances that entitle the Participant to accelerated vesting under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof, then this Award (or its replacement) shall become fully vested and immediately exercisable and shall remain exercisable for the applicable period as described in Section 8. Notwithstanding the foregoing, if upon the occurrence of a Change in Control this Award is not assumed or continued, then this Award shall be treated in accordance with Section 14.3(a) of the Plan. 10. Rights as a Shareholder. The Participant shall not have any rights as a shareholder with respect to any shares covered hereby until the Participant shall have become the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which the Participant shall have become the holder of record thereof, except as provided in Section 11 hereof. 11. Adjustments to Option Shares for Certain Corporate Transactions. (a) The Committee will make an appropriate and proportionate adjustment to the number of Option Shares granted under this Award Agreement if (i) the outstanding shares of Common Stock are increased or decreased, as a result of merger, consolidation, sale of all or substantially all of the assets of the Company, reclassification, stock dividend, stock split, reverse stock split with respect to such shares of Common Stock or other securities, or (ii) additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities. (b) The Committee may make an appropriate and proportionate adjustment in the number of Option Shares granted under this Award Agreement if the outstanding shares of Common Stock are increased or decreased as a result of a recapitalization or reorganization not included within Section 11(a) above. 12. Participant Covenants. In consideration of the grant of this Award by the Company, the Participant agrees to the following: (a) Confidentiality. In the course of the Participant’s employment with the

8 Company or the Employer, the Participant will be provided with or may have access to, and/or come into the possession of, Confidential Information; accordingly, the Participant agrees and promises: (i) to protect and maintain the confidentiality of Confidential Information while employed by the Company or the Employer; (ii) to return or provide to the Company (and not retain any copies, reproductions, or manifestations of any kind in any form) any and all materials reflecting Confidential Information and any other equipment, materials and writings received from, created for, belonging to the Company or the Employer or relating to the Company’s or the Employer’s business, then in the Participant’s possession or under the Participant’s control, (whether in “hard copy” or electronic form) including, but not limited to, those which relate to or contain Confidential Information (including all Company- or Employer-owned equipment) immediately upon end of employment or upon demand by the Company or the Employer; (iii) not to (without the express prior written consent of the Company or the Employer) use, reproduce, create any derivative work improvement, modify, adapt, disclose, publish, communicate or make available any Confidential Information for any purpose other than as necessary and reasonable for performing the Participant’s employment services or duties on behalf of the Company or the Employer or for the benefit of the Company or the Employer; and (iv) Nothing in this Award Agreement shall prohibit or impede the Participant (or the Participant’s attorney) from communicating or otherwise participating in or fully cooperating with any investigation or proceeding that may be conducted by a U.S. federal, state or local governmental, regulatory or law enforcement branch, agency or entity (collectively, a “Governmental Entity”), filing a charge or complaint with the Securities and Exchange Commission, or any other federal, state, or local governmental regulatory or law enforcement agency, or making other disclosures or reports that are protected under the whistleblower provisions of federal, state or local law or regulation, including about alleged unlawful employment practices or alleged criminal conduct. The Participant can provide confidential information to Government Entity without risk of being held liable by the Company or the Employer for liquidated damages or other financial penalties. This Award Agreement also does not limit the Participant’s right to receive an award for information provided to any Government Entity. In addition, nothing in this Agreement is intended to interfere with any rights the Participant may have under Section 7 of the National Labor Relations Act. (b) Restrictive Covenants. The Participant understands and agrees that the Company and the Employer have legitimate interests in protecting their goodwill, their relationships with customers and business partners, and in maintaining their confidential

9 information, trade secrets and Confidential Information, and that it would cause severe and irreparable harm to the Company or the Employer if the Participant were to improperly utilize or disclose any trade secrets, other Confidential Information or customer relationships, or if the Company or the Employer were to otherwise lose its customer relationships or goodwill. Therefore, the Participant hereby agrees that the following restrictions are appropriate and necessary to meet such goals and that such restrictions do not impose undue hardship or burdens on the Participant. (i) Non-Solicitation of Company Customers or Employer Customers. T he Participant acknowledges that the relationships and goodwill that the Participant develops with Company Customers or Employer Customers as a result of the Participant’s employment belong to the Company. The Participant therefore agrees and covenants that during the Restricted Period, the Participant will not, and will not assist anyone else to, except in furtherance of the Participant’s employment with the Company or the Employer (1) solicit, aid, induce or encourage any Company Customer or Employer Customer to cease purchasing goods or services from, or otherwise interfere with the relationship between the Company or the Employer and any Company Customer or Employer Customer, respectively. (ii) Non-Service of Company Customers or Employer Customers. The Participant agrees and covenants, during the Restricted Period, except in the furtherance of the Participant’s employment with the Company or the Employer, not to render any services to or sell any products to any Company Customer or Employer Customer, unless such services or products or similar services or products are not provided to any Company Customer or Employer Customer by the Company or the Employer, respectively, and are not planned to be offered by the Company or the Employer to any Company Customer or Employer Customer, respectively. For purposes of this Award Agreement, services, products or business shall be considered “planned to be offered by the Company or the Employer” if the following conditions are satisfied: (1) the Company or the Employer plans to offer or engage in such services, products or business within six (6) months after the termination of Participant’s employment, and (2) the Participant participated in the Company’s or the Employer’s planning of such services, products or business. Except as otherwise provided in this Award Agreement, nothing in this Section shall prevent the Participant from performing or providing such services, products or business as an employee of a Company Customer or Employer Customer, unless: (i) such Company Customer’s or Employer Customer’s business is to perform or provide services, products or business similar to those performed or provided by the Company or the Employer; (ii) such services, products or business are being performed or provided by the Participant to multiple persons or entities; or (iii) such services, products or business would impair the Company’s or the Employer’s independence and the Participant has not obtained approval from the Company’s Legal Department prior to performing or providing such services, products or business.

10 (iii) Non-Solicitation of Employees. The Participant agrees and covenants that during the Restricted Period, the Participant shall not, except in furtherance of the Participant’s employment with the Company or the Employer, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, hire, recruit, or attempt to solicit, hire, or recruit, any Covered Employee, or induce the resignation of any Covered Employee from the Company or the Employer. This Section does not restrict or impede, in any way, and shall not be interpreted or understood as restricting or impeding, the Participant from exercising protected rights that cannot be waived by agreement. (iv) Non-Competition. The Participant agrees that during the Restricted Period, the Participant will not, for the Participant, or on behalf of any other person or entity, directly or indirectly, engage in any Competitive Activity, unless approved by the Company or the Employer in advance in writing. Notwithstanding the foregoing, nothing herein shall prohibit the Participant from being a passive owner of not more than two percent (2%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or the Employer, so long as the Participant has no active participation in the business of such corporation. (c) Definitions. For purposes of this Section 12, the following terms shall be defined as follows: (i) Company Customer or Employer Customer. “Company Customer” or “Employer Customer” is limited to those customers or partners who did business with the Company, or the Employer as applicable, and (A) with whom the Participant had substantive contact within the most recent 12 months of the Participant’s employment with the Company or the Employer (or during the period of the Participant’s employment, if the Participant was employed for less than 12 months) and (B) about whom the Participant has Customer Information or any other trade secret or confidential information that is not available publicly. “Company Customer” or “Employer Customer” shall not, however, include any individual who purchased a Competitive Product from the Company, or the Employer as applicable, by direct purchase from one of its retail establishments or via on-line over the Internet, unless such purchase was of such quantity that the purchase price exceeded $15,000. (ii) Competitive Activity. “Competitive Activity” means becoming an employee, advisor, officer, director, consultant, contractor, partner, principal, manager, or executive of a Direct Competitor, (including as an employee of, or consultant to, any vendor providing services or products to any Direct Competitor), whether or not for compensation, where there is a reasonable possibility that the Participant may, intentionally or inadvertently, directly or indirectly, use or rely upon Confidential Information; or (1) in a capacity that is similar to the capacity the Participant was in, (2) where the Participant provides services that are similar to the services the Participant provided, or (3) with

11 responsibilities that are similar to the responsibilities the Participant had, in each case, during the final 12 months the Participant was employed by the Company or the Employer (or during the period of the Participant’s employment, if the Participant was employed for less than 12 months). (iii) Competitive Services. “Competitive Services” means services of the type that the Company or the Employer provided or offered to its customers or partners at any time during the 12 months immediately preceding the last day of the Participant’s employment with the Company or the Employer (or at any time during the Participant’s employment if the Participant was employed for less than 12 months), and for which services the Participant was involved in providing or managing. (iv) Competitive Products. “Competitive Products” means products that serve the same function as, or that could be used to replace, products the Company or the Employer provided to, offered to, or was in the process of developing for a present, former, or future possible customer/partner at any time during the twelve (12) months immediately preceding the last day of the Participant’s employment with the Company or the Employer (or at any time during the Participant’s employment if the Participant was employed for less than 12 months), with which the Participant had direct responsibility for the sale or development of such products or managing those persons responsible for the sale or development of such products. (v) Confidential Information. “Confidential Information” means, individually and collectively, the Company’s or the Employer’s confidential, proprietary and/or trade secret information relating to the Company’s actual or anticipated business and/or the Company’s or the Employer’s existing and prospective clients, products, services, and technology. Confidential Information includes, but is not limited to, existing and prospective client databases, lists, identities, characteristics, and contact information, information regarding decision-makers for the Company’s or the Employer’s existing and prospective clients, proposals, intellectual property, and other proprietary features of Company’s or the Employer’s current and anticipated computer programs, software, training materials and products, trade secrets or know-how, pricing schedules, financial information, processes, strategic plans and initiatives, investment strategies and plans, marketing and sales techniques and plans, budgets, projections, forecasts, employee personnel files and other non-public information about Company or Employer employees, compensation or other terms of employment, contracts, procedures, all non-public information that has or could have commercial value or other utility in the business in which the Company or the Employer is engaged or contemplates engaging, and all information the unauthorized use or disclosure of which could be detrimental to the interests of the Company or the Employer, whether or not such information is labeled, marked, or otherwise identified as Confidential Information by the Company or the Employer, and all compilations, reproductions, and derivations of any of the foregoing information. Confidential Information includes not only

12 information disclosed by the Company or the Employer to the Participant, but also information developed, obtained, or learned, and work product produced, and all by the Participant during the course of the Participant’s employment with the Company or the Employer or derived from use of any Company or Employer equipment, systems or information. Confidential Information (i) includes the foregoing information even if disclosed to the Participant in connection with the contemplation of the Participant becoming an employee of the Company or the Employer, i.e., prior to the effective date of the Participant’s employment, or prior to the Participant signing this Award Agreement, and (ii) does not include any information that is publicly known, or after it becomes publicly known through no wrongful act or omission of the Participant or of others who were under confidentiality or non-disclosure obligations at that time related to such information. (vi) Covered Employee. “Covered Employee” means any then- current employee of the Company or the Employer or any employee who has been employed by the Company or the Employer in the twelve (12) months before the Participant’s last day of employment (or at any time during the Participant’s employment if the Participant was employed for less than 12 months) with whom the Participant had contact during the course of performing the Participant’s duties. (vii) Direct Competitor. “Direct Competitor” means any person, business, company or operation, irrespective of form (e.g., a sole proprietorship, partnership, limited liability company, corporation, joint venture or other type of entity) that (1) provides Competitive Products and/or Competitive Services, or (2) owns or controls a significant interest in any entity that provides, or proposes or plans to provide, any Competitive Product and/or Competitive Services. (viii) Restricted Period. “Restricted Period” means the period during the Participant’s employment with the Company or the Employer and for a period of twelve (12) months (or such longer period as set forth in another agreement between the Participant and the Company or the Employer) immediately following the termination of the Participant’s employment with the Company or the Employer, regardless of the reason for the termination, whether voluntary or involuntary. (d) Non-disparagement. The Participant agrees that, while employed with the Company or the Employer and thereafter, the Participant will not, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Company or the Employer, any member of its Board of Directors or any executive officer of the Company or the Employer (the “Protected Persons”) or the Company’s or the Employer’s business. This Section does not, in any way, restrict or impede the Participant from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized

13 Governmental Entity, provided that such compliance does not exceed that required by the law, regulation, or order. (e) Exception. Nothing in this Award Agreement is intended to prevent the Participant from making disclosures of Confidential Information if required by applicable law, regulation, or legal process, provided that the Participant provide the Company or the Employer with prior notice of the contemplated disclosure and reasonably cooperate with the Company or the Employer, at its expense, in seeking a protective order or other appropriate protection of such information. In addition, nothing in this Award Agreement is intended interfere with the whistleblower provisions of any United States federal, state or local law or regulation, including but not limited to Rule 21F-17 of the Securities Exchange Act of 1934 or § 1833(b) of the U.S. Defend Trade Secrets Act of 2016 (the “DTSA”). Accordingly, notwithstanding anything to the contrary therein, nothing in this Award Agreement prohibits, restricts or prevents the Participant from reporting possible violations of United States federal, state or local law or regulation to any United States federal, state or local governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or to an attorney, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or from disclosing trade secrets and other Confidential Information in the course of such reporting; provided, however, that the Participant use the Participant’s reasonable best efforts to (i) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity, and (ii) request that such agency or entity treat such information as confidential. The Participant does not need the prior authorization from the Company or the Employer to make any such whistleblower reports or disclosures and is not required to notify the Company or the Employer that the Participant has made such reports or disclosures. The Participant understands and acknowledges that the DTSA provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (X) files any document containing the trade secret under seal; and (Y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement by and between the Participant and the Company is intended to conflict with the DTSA or create liability for disclosures of trade secrets expressly allowed by such section. (f) Severability and Enforcement. The covenants set forth in Section 12 of the Award Agreement are independent and severable from every other provision of this Award Agreement, and the breach of any other provision of this Award Agreement by the Company or the Employer or any other agreement between the Participant and the Company or the Employer shall not affect the validity of the provisions of Section 12 or

14 constitute a defense in any action brought by the Company or the Employer to enforce the provisions of Section 12 or to seek any relief for the Participant’s breach thereof. The parties agree that if a competent authority declines to enforce any of the provisions of Section 12, that the authority responsible for such determination shall have the power to reduce, modify or limit the restrictions to restrict competition with or solicitation from the Company or the Employer to the maximum extent permitted by law. To the extent that any invalid or unenforceable provision cannot be cured by modification or reformation, such offending provision shall be limited or eliminated to the minimum extent necessary so that this Section 12 shall otherwise remain in full force and effect and be enforceable. The modification, reformation, limitation or elimination of any provision of this Section 12 shall not affect the validity or enforceability of the remaining provisions of this Agreement in that jurisdiction, or the validity or enforceability of this Agreement in any other jurisdiction. The provisions of this Section 12 will not apply to the Participant to the extent any such provision is prohibited or otherwise restricted by applicable law. (g) State-Specific Modifications. The US State Addendum, attached hereto and hereby incorporated herein, contains certain important modifications that may apply to the Participant based on the laws of the state of the Participant’s Primary Place of Employment if the Participant primarily performs services in the United States. The Participant acknowledges that the Participant reviewed the US State Addendum before electronically accepting this Award Agreement and understand the impact of state law modifications, if any, that may apply to the Participant. The term “Primary Place of Employment” means the location where the Participant primarily performs services for the Company as designated by the Company or the Employer in accordance with the Company’s or the Employer’s applicable policies and procedures. 13. Miscellaneous. (a) Neither this Award Agreement nor the Plan confers on the Participant any right with respect to the continuance of employment by the Company or the Employer, nor will there be a limitation in any way on the right of the Company or the Employer to terminate the Participant’s employment at any time. (b) An original record of this Award Agreement and of the Participant’s acceptance and acknowledgement will be held on file by the Company. This Award Agreement and the Participant’s acknowledgement may be made in either paper or electronic format as specified by the Company. To the extent there is any conflict between the terms contained in this Award Agreement and the terms contained in the original held by the Company, the terms of the original held by the Company will control. 14. Section 409A Compliance. To the extent applicable, it is intended that this Award Agreement be exempt from or comply with the provisions of Section 409A of the Internal Revenue Code, as amended (“Section 409A”). This Award Agreement will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Award Agreement to fail to satisfy Section 409A will have no force and effect until amended to comply

15 therewith (which amendment may be retroactive to the extent permitted by Section 409A). If any payments under this Award Agreement constitute nonqualified deferred compensation subject to the requirements of Section 409A and are payable upon a termination of the Participant’s employment, then (a) all such payments shall be made only upon a “separation from service” within the meaning of Section 409A, (b) for purposes of determining the timing of such payments, the Participant’s termination shall not be considered to occur until the Participant has incurred such a separation from service and (c) to the extent required for compliance with Section 409A if the Participant is a “specified employee” within the meaning of Section 409A, payments will be delayed by six months. 15. Section 280G. Notwithstanding anything contained in this Award Agreement to the contrary, to the extent that any of the payments and benefits provided for under this Award Agreement, together with any payments or benefits under any other agreement or arrangement between the Company or any of its affiliates and the Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced (to the extent any reduction is necessary) to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide the Participant with an after-tax amount greater than if there was no reduction. Any reduction shall be done in a manner that maximizes the amount to be retained by the Participant, provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (a) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (b) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (c) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G- 1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (d) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (e) all other non-cash benefits will be next reduced pro-rata. 16. Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to this Option to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 17. Data Privacy. The Company is located at 855 East Main Avenue, Zeeland, MI 49464, United States of America and grants Options under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of Options under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Option, the Participant expressly and explicitly consents to the Personal Data Activities as described herein. The Participant

16 should consult the Company’s Global Associate Privacy Notice for additional information on its current privacy practices concerning the collection of employee information, a copy of which can be provided by contacting the Participant’s local human resources department or the Company’s privacy team at privacy@millerknoll.com. (a) Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, e-mail address, and telephone number, date of birth, social insurance / passport number or other identification number (e.g. resident registration number), salary, citizenship, job title, any Option Shares or directorships held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting the Option under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating Option Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s Personal Information is the Participant’s consent. (b) Stock Plan Service Provider. The Company transfers the Participant’s Personal Information to the Stock Plan Service Provider, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Stock Plan Service Provider and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Service Provider will open an account for the Participant to receive and trade Option Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Service Provider, which is a condition to the Participant’s ability to participate in the Plan. (c) International Data Transfers. The Company and the Stock Plan Service Provider are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is the Participant’s consent. (d) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan. (e) Data Subject Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes, (ii) request rectification of incorrect data, (iii)

17 request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights, the Participant should contact the Participant’s local human resources department or the Company’s privacy team at privacy@millerknoll.com. Further, the Participant may exercise the Participant’s rights via the Company’s Privacy Rights Portal (https://www.millerknoll.com/legal/privacy/privacy-rights). 18. Severability. In the event that any provision of this Award Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award Agreement. 19. Governing Law and Venue. Except for Section 12 of this Award Agreement, which, shall be governed by, and construed in accordance with, the laws of the State of the Participant’s Primary Place of Employment if the Participant primarily works in the United States, the laws of the State of Michigan (other than its choice of law provisions) shall govern this Award Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to this Option, this Award Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Michigan, and agree that such litigation shall be conducted in the courts of Kent County, or the United States Federal court for the Western District of Michigan, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Award Agreement or any Option must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant. 20. Nature of Option. In accepting the Option, the Participant expressly acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, benefits in lieu of options or other equity awards, even if options have been granted repeatedly in the past; (c) all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the Option, and the income and value of same, is an extraordinary item that

18 (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any with the Employer; (f) the Option, and the income and value of same, is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary; (g) the Option and any Option Shares acquired under the Plan, and the income from and value of same, are not intended to replace or supplement any pension rights or compensation; (h) unless otherwise agreed with the Company, the Option, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary; (i) the future value of the underlying Option Shares is unknown and cannot be predicted with certainty; (j) if the Option Shares do not increase in value, the Option will have no value; (k) if the Participant exercises the Option and obtains Option Shares, the value of the Option Shares obtained upon exercise may increase or decrease in value, even below the Option Price; (l) in consideration of the award of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option, or Option Shares purchased through the exercise of the Option, resulting from termination of the Participant’s employment or continuous service with the Company or any Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the Options, the Participant agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing/electronically accepting this Award Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue or seek remedy for any such claim; and (m) neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Option Shares acquired upon exercise.

19 21. Language. The Participant acknowledges that the Participant is proficient in the English language and understands the terms of this Award Agreement. If the Participant has received the Plan, this Award Agreement, the Plan or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law. 22. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant. 23. Insider Trading/Market Abuse Laws. By accepting the Options, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Option Shares, rights to Option Shares (e.g., Options) or rights linked to the value of Option Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party, which may include fellow employees and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the Participant should speak to the Participant’s personal advisor on this matter. 24. Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the Options, to repatriate all payments attributable to the Option Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Option Shares acquired pursuant to the Options) if required by and in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). 25. Private Offering. The grant of the Options is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the

20 local securities authorities with respect to the grant of the Options (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should purchase Option Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the Options. Investment in Option Shares involves a degree of risk. Before deciding to purchase Option Shares pursuant to the Options, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Option Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the Options and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances. 26. Foreign Asset/Account Reporting and Exchange Controls. The Participant’s country of residence (and country of employment, if different) may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Participant’s ability to acquire or hold Option Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Option Shares or sale proceeds resulting from the sale of Option Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable regulations, and that the Participant should speak to the Participant’s personal advisor on this matter. 27. Country Addendum. Notwithstanding any provisions of this Award Agreement, the Option and any Option Shares acquired under the Plan shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different), as set forth in the addendum to this Award Agreement (the “Country Addendum”). Moreover, if the Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Option (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Country Addendum shall form part of this Award Agreement. 28. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Option Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 29. Recoupment. The Options granted pursuant to this Award Agreement are subject to the terms of the Company’s recoupment policy(ies) in the form approved by the Committee from time to time (including any successor(s) thereto, the “Policy”) and to the terms required by

21 applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Option Shares and other amounts acquired pursuant to the Participant’s Option, to re-convey, transfer or otherwise return such Option Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that this Award Agreement and the Policy conflict, the terms of the Policy shall prevail. 30. Notices. The Company may, directly or through its third party Stock Plan Service Provider, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (a) the Company has no obligation (whether pursuant to this Award Agreement or otherwise) to provide any such notices; (b) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (c) the Company, its Subsidiaries and the third party Stock Plan Service Provider have no liability for, and the Participant has no right whatsoever (whether pursuant to this Award Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party Stock Plan Service Provider based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices. The Participant further agrees to notify the Company upon any change in the Participant’s residence address. 31. Limitations on Liability. Notwithstanding any other provisions of the Plan or this Award Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument the Participant executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Option. 32. Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party Stock Plan Service Provider; (b) represents that the Participant has read and understands the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of the Participant’s choice prior to accepting this Award Agreement and fully understands all provisions of this Award Agreement and the Plan; (c) accepts the Option subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.

22 IN WITNESS WHEREOF, the parties have executed this Award Agreement effective as of the Award Date. MillerKnoll, Inc. By: Jeffrey M. Stutz Chief Financial Officer ELECTRONIC ACKNOWLEDGEMENT, ACCEPTANCE AND AGREEMENT By electronically accepting this Award Agreement via the Stock Plan Service Provider’s web portal, the Participant hereby acknowledges and accepts the grant of the Option described in this Award Agreement, and expressly acknowledges and agrees to be bound by the terms and conditions of the Plan, the Award Notice, this Award Agreement and the following US State Addendum and Country Addendum. Further, the Participant hereby expressly acknowledges and agrees that all decisions and determinations of the Committee with respect to the Option and the Option Shares shall be final, conclusive and binding upon the Participant.